UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2011

League Now Holdings Corporation
(Exact name of registrant as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 W. Spring Parkway Plano, TX 75021
(Address of principal executive offices) (Zip Code)

(972) 378-6600
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LEAGUE NOW HOLDINGS CORPORATION

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Effective March 17, 2011, Webb & Company, PA, Certified Public Accountants (“Webb”), resigned from their engagement with League Now Holdings Corporation, a Florida corporation (the “Company”).  The principal accountant’s report on the financial statements for either of the Company’s past two fiscal years did not contain an adverse opinion or a disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the date of dismissal of Webb, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused Webb to make reference to the subject matter of the disagreements in Webb’s report.

The Company has provided Webb with a copy of the disclosures it is making in this Item 4.01(a) no later than the day that this Current Report on Form 8K is filed with the Securities Exchange Commission.  The Company shall request that Webb furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01(a), and if not, stating the respects with which it does not agree within 10 business days of the filing of this Current Report on Form 8K.  The Company will file the letter by amendment within two business days of receipt.

(b) Effective March 28, 2011, the Company engaged Rattray & Associates, C.P.A., LLC (“Rattray”) as the Company’s principal accountant to audit financial statements.  During the Company’s two most recent fiscal years and any subsequent period prior to engaging Rattray, the Company did not consult Rattray regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The decision to engage Rattray was recommended by the board of directors of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
16.1	Letter from Webb & Company, PA, Certified Public Accountants dated ________, 2011.*

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* To be filed by amendment.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEAGUE NOW HOLDINGS CORPORATION

Date: March 29, 2011	By:	/s/ Mario Barton
Mario Barton
Chief Executive Officer

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